EXHIBIT 23.1

Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-98738, No. 333-39407, No. 333-38730 and No. 333-67050) pertaining to the Vion Pharmaceuticals, Inc. Amended and Restated Stock Option Plan, As Amended, in the Registration Statement (Form S-8 No. 333-53772) pertaining to the Vion Pharmaceuticals, Inc. 2000 Employee Stock Purchase Plan, in the Registration Statement (Form S-8 No. 333-115027) pertaining to the Vion Pharmaceuticals, Inc. 2003 Stock Option Plan and Senior Executive Stock Option Plan and in the Registration Statements (Form S-3 No. 333-37941, No. 333-61477, No. 333-79939, No. 333-95671 and No. 333-58206) of Vion Pharmaceuticals, Inc. and in the related Prospectus of our report dated January 23, 2004, except with respect to Note 12, as to which the date is March 12, 2004, with respect to the financial statements of Vion Pharmaceuticals, Inc. included in the Amendment to Annual Report (Form 10-K/A) for the year ended December 31, 2003.

/s/ Ernst & Young LLP

Boston, Massachusetts
May 5, 2004